Exhibit 32.2

Certification pursuant to 18 U.S.C. Section 1350 by the
Chief Financial Officer, as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Jackson Financial Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2021

/s/ Marcia Wadsten
Marcia Wadsten
Executive Vice President and
Chief Financial Officer